Vocus Announces Record Results for Second Quarter 2007

Q2 Revenue Up 53% Year-Over-Year on Record Number of New Customers

LANHAM, MD: July 24, 2007 — Vocus, Inc. (NASDAQ: VOCS), a leading provider of on-demand software for public relations management, announced today financial results for the second quarter ended June 30, 2007.

“This was truly an exceptional quarter for Vocus as we exceeded all of our key financial and operational metrics,” said Vocus President and CEO, Rick Rudman. “Of note this quarter is our 172 net adds which represents the largest number of net new subscription customers added in the history of our company. We believe this underscores the large and untapped global market opportunity for our on-demand public relations management software.”

Financial Highlights

•	Revenues for the second quarter of 2007 were $14.08 million, a 53% increase over the same period last year and a 12% increase over the prior quarter. The second quarter of 2007 represents the 32nd consecutive quarter of revenue growth for the Company;

•	GAAP loss from operations was $(706,000) for the second quarter of 2007, compared to $(552,000) for the same period last year. GAAP net loss was $(3,000), or $(0.00) per diluted share, for the second quarter of 2007 compared to $(2,000), or $(0.00) per diluted share, for the same period last year;

•	Non-GAAP income from operations for the second quarter of 2007 was $1.49 million compared to $164,000 for the same period last year. Non-GAAP net income for the second quarter of 2007 was $2.19 million or $0.11 per diluted share compared to $714,000 or $0.04 per diluted share for the same period last year. These non-GAAP financial measures exclude amortization of intangible assets and stock-based compensation from stock option awards pursuant to SFAS No. 123R. All of these expenses are included in Vocus’ GAAP results;

•	Total deferred revenue as of June 30, 2007 was $28.23 million, compared to $21.96 million at June 30, 2006;

•	Cash flow from operations for the second quarter of 2007 was $2.74 million, a 127% increase over the same period last year.

Business Highlights

•	Added 172 net new subscription customers during the quarter compared to 83 net new subscription customers added during the same period last year and ended the second quarter of 2007 with 2,004 total active subscription customers;

•	Signed subscription agreements with new and existing customers including Bear Stearns, British Heart Foundation, Columbia University, General Mills, Hilton Hotels Singapore, Island Packet Yachts, Lowe’s Companies, McGraw Hill, Mortgage Bankers Association of America, Qualcomm, Screen Actors Guild, TV France International and Virgin USA;

•	Launched Vocus Spring ’07, the industry’s most advanced PR management platform with over 100 new features and enhancements;

•	Launched PRWeb Feature Video, enabling customers to incorporate YouTube videos directly into a multimedia, search engine optimized news release;

•	Held the largest Users Conference in the PR industry which drew a record number of attendees, including customers, analysts and industry experts;

•	Awarded 2007 SIIA Codie Award for Best Business Productivity Solution;

•	Priced its previously announced follow-on public offering at $19.50 per share.

Guidance

Vocus is providing guidance for the third quarter and raising guidance for the full year 2007 based on information as of July 24, 2007:

•	For the third quarter of 2007, revenue is expected to be in the range of $14.3 million to $14.5 million. Non-GAAP diluted EPS, which excludes the amortization of intangible assets and stock-based compensation from stock option awards pursuant to SFAS No. 123R, is expected to be in the range of $0.10 to $0.11 assuming an estimated non-GAAP weighted average 19.5 million diluted shares outstanding and an estimated non-GAAP effective tax rate of 7%. Amortization of intangible assets and stock-based compensation, reflecting SFAS No. 123R, is expected to be $0.12 per share. GAAP basic EPS is expected to be in the range of $(0.02) to $(0.01) assuming an estimated weighted average 17.7 million basic shares outstanding;

•	For the full year of 2007, revenue is expected to be in the range of $56.3 million to $56.7 million. Non-GAAP diluted EPS, which excludes the amortization of intangible assets and stock-based compensation from stock option awards pursuant to SFAS No. 123R, is expected to be in the range of $0.44 to $0.46 assuming an estimated non-GAAP weighted average 19.0 million diluted shares outstanding and an estimated non-GAAP effective tax rate of 6%. Amortization of intangible assets and stock-based compensation, reflecting SFAS No. 123R, is expected to be $0.45 per share. GAAP basic EPS is expected to be in the range of $(0.01) to $0.01 assuming an estimated weighted average 17.2 million basic shares outstanding. Cash flow from operations is expected to range from $14.5 million to $15.0 million and investments in property and equipment, including capitalized software development costs, are estimated to be $1.3 million for the year.

Conference Call Information

Vocus will discuss the financial results and business highlights of the second quarter 2007 in a conference call at 4:30 p.m. ET, or 1:30 p.m. PT, today. The public is invited to listen to a live audio web cast of Vocus’ conference call on the Company’s investor relations website at http://onlinepressroom.net/vocus/ir/webcast/. For investors unable to participate in the live conference call, a replay of the webcast will be available approximately one hour after the conclusion of the call and will remain available for 30 calendar days following the conference call. An audio replay of the conference call will also be available approximately two hours after the conclusion of the call. The audio replay will be available until August 7, 2007 at 11:59 p.m. ET and can be accessed by dialing (800) 642-1687 or (706) 645-9291 and entering conference number 6153032.

About Vocus, Inc.

Vocus, Inc. (NASDAQ: VOCS) is a leading provider of on-demand software for public relations management. Our web-based software suite helps organizations of all sizes to fundamentally change the way they communicate with both the media and the public, optimizing their public relations and increasing their ability to measure its impact. Our on-demand software addresses the critical functions of public relations including media relations, news distribution and news monitoring. We deliver our solutions over the Internet using a secure, scalable application and system architecture, which allows our customers to eliminate expensive up-front hardware and software costs and to quickly deploy and adopt our on-demand software.  Vocus is used by over 2,000 organizations worldwide and is available in five languages.  Vocus is based in Lanham, MD with offices in North America, Europe and Asia.  For more information, please visit www.vocus.com or call (800) 345-5572.

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These are statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “expects,” “projects,” “anticipates,” “estimates,” “believes,” “intends,” “plans,” “should,” “seeks,” and similar expressions.  This press release contains forward-looking statements relating to, among other things, Vocus’ expectations and assumptions concerning future financial performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. Forward-looking statements may be significantly impacted by certain risks and uncertainties described in Vocus’ filings with the Securities and Exchange Commission.

The risks and uncertainties referred to above include, but are not limited to, risks associated with possible fluctuations in our operating results and rate of growth, our history of operating losses, the possibility that we will not achieve GAAP profitability, interruptions or delays in our service or our Web hosting, our new business model, breach of our security measures, the emerging market in which we operate, our relatively limited operating history, our ability to hire, retain and motivate our employees and manage our growth, competition, our ability to continue to release and gain customer acceptance of new and improved versions of our service, successful customer deployment and utilization of our services, fluctuations in the number of shares outstanding, foreign currency exchange rates and interest rates.

Vocus, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(dollars in thousands)

	December 31,	June 30,
	2006	2007
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$26,506	$55,850
Short-term investments	3,357	1,653
Accounts receivable, net	10,139	8,696
Other current assets	1,146	1,720

Total current assets	41,148	67,919
Property, equipment and software, net	4,359	4,548
Intangible assets, net	11,610	10,104
Goodwill	17,112	17,112
Other assets	541	596

Total assets	$74,770	$100,279

Liabilities, redeemable stock and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$6,100	$5,346
Current portion of notes payable and capital lease obligations	427	340
Current portion of deferred revenue	26,100	27,923

Total current liabilities	32,627	33,609
Notes payable and capital lease obligations, net of current portion	335	181
Deferred income taxes	185	185
Other liabilities	85	95
Deferred revenue, net of current portion	531	305

Total liabilities	33,763	34,375
Redeemable common stock	33	34
Commitments and contingencies
Stockholders’ equity:
Common stock	170	185
Additional paid-in capital	80,526	105,448
Treasury stock	(3,283)	(3,283)
Accumulated other comprehensive loss	(48)	(88)
Accumulated deficit	(36,391)	(36,392)

Total stockholders’ equity	40,974	65,870

Total liabilities, redeemable stock and stockholders’ equity	$74,770	$100,279

Vocus, Inc. and Subsidiaries
Consolidated Statements of Operations
(dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2007	2006	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$9,189	$14,080	$17,451	$26,677
Cost of revenues, including amortization of intangible assets of $88 and $30 for the three months ended June 30, 2006 and 2007, respectively and $177 and $60 for the six months ended June 30, 2006 and 2007, respectively	1,950	2,805	3,912	5,285

Gross profit	7,239	11,275	13,539	21,392
Operating expenses:
Sales and marketing	4,489	6,616	8,494	12,227
Research and development	686	976	1,425	1,721
General and administrative	2,426	3,666	4,353	7,074
Amortization of intangible assets	190	723	451	1,446

Total operating expenses	7,791	11,981	14,723	22,468
Loss from operations	(552)	(706)	(1,184)	(1,076)
Other income (expense):
Interest and other income	505	717	1,008	1,104
Interest expense	(20)	(14)	(41)	(29)

Loss before benefit from income taxes	(67)	(3)	(217)	(1)
Benefit from income taxes	(65)	––	(33)	––

Net loss	$(2)	$(3)	$(184)	$(1)

Net loss per share:
Basic and diluted	$(0.00)	$(0.00)	$(0.01)	$(0.00)
Weighted average shares outstanding used in computing per share amounts:
Basic and diluted	15,083,982	17,364,691	15,024,954	16,694,309

Vocus, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2007	2006	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	$(2)	$(3)	$(184)	$(1)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	558	1,126	1,183	2,216
Other non-cash charges	473	1,425	859	2,704
Changes in operating assets and liabilities	178	189	1,515	1,584

Net cash provided by operating activities	1,207	2,737	3,373	6,503
Cash flows from investing activities:
Net change in short-term investments	(1,126)	2,504	(3,126)	1,711
Software development costs	(28)	(94)	(38)	(341)
Purchases of property and equipment	(139)	(105)	(261)	(558)
Proceeds from sale of property and equipment	––	12	––	28

Net cash provided by (used in) investing activities	(1,293)	2,317	(3,425)	840
Cash flows from financing activities:
Proceeds from public offering, net of costs	––	21,769	––	21,666
Proceeds from exercise of stock options and warrants	150	364	311	573
Net proceeds from (payments on) notes payable and capital lease obligations	(8)	(113)	(131)	(241)

Net cash provided by financing activities	142	22,020	180	21,998
Effect of exchange rate changes on cash and cash equivalents	2	2	12	3

Net increase in cash and cash equivalents	58	27,076	140	29,344
Cash and cash equivalents, beginning of period	40,109	28,774	40,027	26,506

Cash and cash equivalents, end of period	$40,167	$55,850	$40,167	$55,850

Vocus, Inc. and Subsidiaries
Reconciliation of Non-GAAP Measures
(dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2007	2006	2007
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of GAAP loss from operations to non-GAAP income from operations:
Loss from operations	$(552)	$(706)	$(1,184)	$(1,076)
Amortization of intangible assets (including $88 and $30 in cost of revenues for the three months ended June 30, 2006 and 2007, respectively and $177 and $60 for the six months ended June 30, 2006 and 2007, respectively)	278	753	628	1,506
Stock-based compensation	438	1,439	813	2,577

Non-GAAP income from operations	$164	$1,486	$257	$3,007

Reconciliation of GAAP net loss to non-GAAP net income:
Net loss	$(2)	$(3)	$(184)	$(1)
Amortization of intangible assets (including $88 and $30 in cost of revenues for the three months ended June 30, 2006 and 2007, respectively and $177 and $60 for the six months ended June 30, 2006 and 2007, respectively)	278	753	628	1,506
Stock-based compensation	438	1,439	813	2,577

Non-GAAP net income	$714	$2,189	$1,257	$4,082

Non-GAAP net income per share:
Non-GAAP diluted	$0.04	$0.11	$0.08	$0.22
Weighted average shares outstanding used in computing per share amounts:
Non-GAAP diluted	16,537,922	19,131,890	16,494,083	18,313,776
Reconciliation of GAAP basic and diluted weighted average shares outstanding to non-GAAP diluted weighted average shares outstanding:
Basic and diluted weighted average shares outstanding	15,083,982	17,364,691	15,024,954	16,694,309
Treasury stock effect of outstanding options and warrants	1,032,822	927,568	1,028,707	767,343
Treasury stock effect on outstanding options of SFAS No. 123R	421,118	839,631	440,422	852,124

Non-GAAP diluted weighted average shares outstanding	16,537,922	19,131,890	16,494,083	18,313,776

Supplemental information of stock-based compensation included in:
Cost of revenues	$19	$172	$38	$287
Sales and marketing	83	377	154	703
Research and development	56	153	109	263
General and administrative	280	737	512	1,324

Total stock-based compensation	$438	$1,439	$813	$2,577

The non-GAAP financial measures discussed in the text of this press release and accompanying non-GAAP supplemental information represent financial measures used by Vocus’ management to evaluate the operating performance of the Company. Management uses these non-GAAP financial measures for planning and evaluation purposes, including the preparation of operating budgets, the calculation of incentive compensation and the determination of appropriate levels of capital investments. The non-GAAP financial measures discussed in this press release exclude amortization of acquired intangible assets and stock-based compensation from stock option awards pursuant to SFAS No. 123R. The amortization of intangible assets recorded in connection with our acquisitions consist of non-compete agreements, trade names, purchased technology and customer relationships that are not expected to be replaced when fully amortized, as might a depreciable tangible asset. Companies record stock-based compensation under SFAS No. 123R by applying varying valuation methodologies and subjective assumptions to different types of equity awards. Management believes the exclusion of amortization of acquired intangible assets and stock-based compensation under SFAS No. 123R allows management and investors to make meaningful comparisons between our operating results and those of other companies, as well as providing a consistent comparison of our relative historical financial performance. However, management believes that these non-GAAP measures are subject to material limitations since they may not be indicative of ongoing operating results. Management compensates for the limitations in the use of non-GAAP financial measures by also utilizing GAAP financial measures and by providing investors with a detailed reconciliation between the Company’s GAAP and non-GAAP financial results. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company’s SEC filings.